UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2015

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2015, iPass Inc. and Karen Willem, former Chief Financial Officer of iPass, entered into an agreement setting forth the terms pursuant to which Ms. Willem ceased to be an officer and employee of iPass on June 30, 2015. Under the terms of the agreement, Ms. Willem: (a) will receive a severance payment equivalent to six (6) months of her base salary to which Ms. Willem is entitled under the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan; (b) will receive an additional severance payment equivalent to one quarter of her target bonus under the iPass Inc. annual bonus plan; (c) will have until September 30, 2016, to exercise her vested stock options; and (d) will receive COBRA benefits for up to 12 months. Further, as part of the agreement, Ms. Willem granted iPass a full and final release of any claims she may have against iPass.
On June 30, 2015, iPass Inc. and Barbara Nelson, former Chief Technology Officer of iPass, entered into an agreement setting forth the terms pursuant to which Ms. Nelson ceased to be an officer and employee of iPass on May 8, 2015. Under the terms of the agreement, Ms. Nelson: (a) will receive a severance payment equivalent to six (6) months of her base salary to which Ms. Nelson is entitled under the iPass Inc. Executive Corporate Transaction and Severance Benefit Plan; (b) will receive an additional severance payment equivalent to one quarter of her target bonus under the iPass Inc. annual bonus plan; (c) will have until August 8, 2016, to exercise her vested stock options; and (d) will receive COBRA benefits for up to 12 months. Further, as part of the agreement, Ms. Nelson granted iPass a full and final release of any claims she may have against iPass.
Item 5.07.    Submission of Matters to a Vote of Security Holders
iPass Inc. held its Annual Meeting of Stockholders on June 30, 2015 (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of (1) the number of votes for or withheld for each director, (2) the number of votes for, against or abstaining for each other matter, and (3) the number of broker non-votes with respect to each matter. A more complete description of each matter is set forth in the definitive proxy statement filed by iPass with the Securities and Exchange Commission on June 3, 2015 (the “Proxy Statement”).

1.The iPass stockholders elected each of the nominees proposed by iPass, to serve until the iPass 2016 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Gary A. Griffiths	24,496,233	6,155,804
Michael M. Chang	24,549,426	6,102,611
Richard A. Karp	30,240,404	411,633
Brent S. Morrison	30,239,354	412,683
David E. Panos	24,549,086	6,102,951
Damien J. Park	30,238,814	413,223
Michael J. Tedesco	24,547,036	6,105,001

There were 24,892,332 broker non-votes for this proposal.

2.The iPass stockholders ratified the selection of Grant Thornton LLP as the independent registered public accounting firm of iPass for its fiscal year ending December 31, 2015. The tabulation of votes on this matter was as follows:

Shares voted for:	55,127,369
Shares voted against:	386,209
Shares abstaining:	30,791
Broker non-votes:	0

3.The iPass stockholders approved, on an advisory basis, a resolution approving the compensation of the iPass named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	22,877,495
Shares voted against:	7,292,866
Shares abstaining:	481,676
Broker non-votes:	24,892,332

The information set forth in Item 1.01 of the iPass Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 29, 2015, is incorporated by reference here.

Item 8.01.    Other Events
Following the Annual Meeting, the Board of Directors (the “Board”) of iPass reconstituted the standing committees of the Board as follows:

Audit Committee:        Michael J. Tedesco
David E. Panos
Brent S. Morrison

Compensation Committee:    Michael M. Chang
Damien J. Park
Richard A. Karp

Corporate Governance and
Nominating Committee:    Michael M. Chang
David E. Panos
Damien J. Park

In addition, the Board established a committee of the Board called the Strategic Committee having the authority to review strategic alternatives for iPass and to examine the iPass business strategy, expense structure and profitability plans. The Board appointed each of Michael J. Tedesco, Brent S. Morrison and Richard A. Karp to the Strategic Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Vice President, Chief Financial Officer and Secretary

Dated: July 7, 2015